Exhibit g.3.(d)

AMENDMENT
TO
MASTER DELEGATION AGREEMENT

     This Amendment (the “Amendment”) to Master Delegation Agreement is made as of the 29th day of September, 2008, by and between The MainStay Funds, MainStay VP Series Fund, Inc., Eclipse Funds Inc., Eclipse Funds and ICAP Funds, Inc. and State Street Bank & Trust Company.

     WHEREAS, the parties hereto have entered into a Master Delegation Agreement (the “Agreement”) dated as of June 30, 2005, as amended; and

     WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to revise the list of funds covered by the Agreement.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.     Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2.      Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STATE STREET BANK & TRUST COMPANY

By:     /s/ Stephen DeSalvo

           Name: Stephen DeSalvo
           Title:    Senior Vice President

ECLIPSE FUNDS
ECLIPSE FUNDS INC.
THE MAINSTAY FUNDS
MAINSTAY VP SERIES FUND, INC.
ICAP FUNDS, INC.

By:     /s/ Stephen P. Fisher
           Name: Stephen P. Fisher
           Title:    President

LIST OF FUNDS AND THEIR RESPECTIVE SERIES
(AS OF SEPTEMBER 29, 2008)

FUND	SERIES / PORTFOLIO

The MainStay Funds	Capital Appreciation Fund
Common Stock Fund
Convertible Fund
Diversified Income Fund
Equity Index Fund
Global High Income Fund
Government Fund
High Yield Corporate Bond Fund
Institutional Bond Fund
International Equity Fund
Large Cap Growth Fund
MAP Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Money Market Fund
Principal Preservation Fund
Small Cap Growth Fund
Small Cap Value Fund
Tax Free Bond Fund
Total Return Fund
Value Fund

Eclipse Funds Inc.	130/30 Core Fund
130/30 Growth Fund
130/30 High Yield Fund
130/30 International Fund
All Cap Growth Fund
Cash Reserves Fund
Conservative Allocation Fund
Floating Rate Fund
Growth Allocation Fund
Growth Equity Fund
Income Manager Fund
Indexed Bond Fund
Intermediate Term Bond Fund
Large Cap Opportunity Fund *
Moderate Allocation Fund
Moderate Growth Allocation Fund
Retirement 2010 Fund
Retirement 2020 Fund
Retirement 2030 Fund
Retirement 2040 Fund
Retirement 2050 Fund
S&P 500 Index Fund
Short Term Bond Fund

Eclipse Funds	Balanced Fund
Mid Cap Core Fund
Small Cap Opportunity Fund

ICAP Funds, Inc.	MainStay ICAP Equity Fund
MainStay ICAP Global Fund
MainStay ICAP International Fund
MainStay ICAP Select Equity Fund

MainStay VP Series Fund, Inc.	Balanced Portfolio
Bond Portfolio
Capital Appreciation Portfolio
Cash Management Portfolio
Common Stock Portfolio
Conservative Allocation Portfolio
Convertible Portfolio
Developing Growth Portfolio
Floating Rate Portfolio
Government Portfolio
Growth Allocation Portfolio
High Yield Corporate Bond Portfolio
ICAP Select Equity Portfolio
International Equity Portfolio
Large Cap Growth Portfolio
Mid Cap Core Portfolio
Mid Cap Growth Portfolio
Mid Cap Value Portfolio
Moderate Allocation Portfolio
Moderate Growth Allocation Portfolio
S&P 500 Index Portfolio
Small Cap Growth Portfolio
Total Return Portfolio

* Large Cap Opportunity fund to be liquidated as of October 30, 2008.